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                                 EXHIBIT 5.1

                      OPINION OF HARTER, SECREST & EMERY




                     [Letterhead of Harter, Secrest & Emery]



                                December 19, 1996



Center Banks Incorporated
33 East Genesee Street
Skaneateles, New York 13152

        Re:  Center Banks Incorporated
             Registration Statement on Form S-3

Gentlemen:

        You have requested our opinion in connection with your Registration Statement on Form S-3, filed under the Securities Act of 1933, as amended (the "Registration Statement"), with the Securities and Exchange Commission in respect of the proposed issuance by Center Banks Incorporated (the "Company") of up to 75,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Company's Dividend Reinvestment Plan.

        We have examined the following corporate records and proceedings of the Company in connection with the preparation of this opinion: its Certificate of Incorporation as amended and restated to date; its By-laws as currently in force and effect; its minute books, containing minutes and records of other proceedings of its stockholders and its Board of Directors from the date of incorporation to the date hereof; the Registration Statement and the related Prospectus which constitutes a part thereof; applicable provisions of laws of the State of Delaware; and such other documents and matters as we have deemed necessary.

        In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Company, certificates and documents issued by public officials and authorities, and information received from searches of public records.

        Based upon and in reliance on the foregoing, we are of the opinion that:

        1. The Company is validly existing under the laws of the State of Delaware as of December 13, 1996.

        2. The Company has the authority to issue an aggregate of 75,000 shares of Common Stock upon the effectiveness of the Registration Statement.

        3. The shares of Common Stock to be sold by the Company upon the effectiveness of the Registration Statement will, when sold and paid for as described in the Registration Statement, be validly authorized, legally issued and outstanding, and fully paid and non-assessable.



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Center Banks Incorporated
December 19, 1996
Page 2


        We hereby consent to being named in the Registration Statement as attorneys who will, for the Company, pass upon the validity of the issuance of shares of Common Stock offered thereby, and we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ Harter, Secrest & Emery